Exhibit 1.1

16,375,000 Shares

SYNERGY PHARMACEUTICALS INC.

Common Stock

UNDERWRITING AGREEMENT

April 10, 2013

CREDIT SUISSE SECURITIES (USA) LLC

CITIGROUP GLOBAL MARKETS INC.

CANACCORD GENUITY INC.

c/o CREDIT SUISSE SECURITIES (USA) LLC
Eleven Madison Avenue,
New York, NY 10010-3629

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, NY 10013

c/o Canaccord Genuity Inc.

99 High Street, 12th Floor

Boston, MA 02110

As Representatives of the Several Underwriters,

Ladies and Gentlemen:

1.             Introductory.  Synergy Pharmaceuticals Inc., a Delaware corporation (“Company”), agrees with the several Underwriters named in Schedule A hereto (“Underwriters”) to issue and sell to the several Underwriters 16,375,000 shares (“Firm Securities”) of its common stock, par value $0.0001 per share (“Securities”), and also proposes to issue and sell to the Underwriters, at the option of the Underwriters, an aggregate of not more than 2,456,250 additional shares (“Optional Securities”) of its Securities as set forth below. The Firm Securities and the Optional Securities are herein collectively called the “Offered Securities”.

2.             Representations and Warranties of the Company.  The Company represents and warrants to, and agrees with, the several Underwriters that:

(a)           Filing and Effectiveness of Registration Statement; Certain Defined Terms.  The Company has filed with the Commission a registration statement on Form S-3 and Amendment No. 1 thereto (No. 333-182271), including a related prospectus or prospectuses, covering the registration of the Offered Securities under the Act, which has become effective.  “Registration Statement” at any particular time means such registration statement in the form then filed with the Commission, including any amendment thereto, any document incorporated by reference therein and all 430B Information and all 430C Information with respect to such registration statement, that in any case has not been superseded or modified.  “Registration Statement” without reference to a time means the Registration Statement as of the Effective Time.  For purposes of this definition, 430B Information shall be considered to be included in the Registration Statement as of the time specified in Rule 430B.

For purposes of this underwriting agreement (this “Agreement”):

“430B Information” means information included in a prospectus then deemed to be a part of the Registration Statement pursuant to Rule 430B(e) or retroactively deemed to be a part of the Registration Statement pursuant to Rule 430B(f).

“430C Information” means information included in a prospectus then deemed to be a part of the Registration Statement pursuant to Rule 430C.

“Act” means the Securities Act of 1933, as amended.

“Applicable Time” means 6:15 pm (Eastern time) on the date of this Agreement.

“Closing Date” has the meaning defined in Section 3 hereof.

“Commission” means the U.S. Securities and Exchange Commission.

“Effective Time” of the Registration Statement relating to the Offered Securities means the time of the first contract of sale for the Offered Securities.

“Exchange Act” means the Securities Exchange Act of 1934.

“Final Prospectus” means the Statutory Prospectus that discloses the public offering price, other 430B Information and other final terms of the Offered Securities and otherwise satisfies Section 10(a) of the Act.

“General Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being so specified in Schedule B to this Agreement.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Offered Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Limited Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus.

“Rules and Regulations” means the rules and regulations of the Commission.

“Securities Laws” means, collectively, the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), the Act, the Exchange Act, the Rules and Regulations, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board and, as applicable, the rules of The NASDAQ Stock Market (“Exchange Rules”).

“Statutory Prospectus” with reference to any particular time means the prospectus relating to the Offered Securities that is included in the Registration Statement immediately prior to that time, including all 430B Information and all 430C Information with respect to the Registration Statement.  For purposes of the foregoing definition, 430B Information shall be considered to be included in the Statutory Prospectus only as of the actual time that form of prospectus (including a prospectus supplement) is filed with the Commission pursuant to Rule 424(b) and not retroactively.

Unless otherwise specified, a reference to a “rule” is to the indicated rule under the Act.

(b)           Compliance with Securities Act Requirements.  (i) (A) At the time the Registration Statement initially became effective, (B) at the time of each amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether by post-effective amendment, incorporated report or form of prospectus), (C) at the Effective Time relating to the Offered Securities and (D) on the Closing Date, the Registration Statement conformed and will conform in all material respects to the requirements of the Act and the Rules and Regulations and did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) (A) on its date, (B) at the time of filing the Final Prospectus pursuant to Rule 424(b) and (C) on the Closing Date, the Final Prospectus will conform in all material respects to the requirements of the Act and the Rules and Regulations, and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.  The preceding sentence does not apply to statements in or omissions from any such document based upon written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8(b) hereof.

(c)           Shelf Registration Statement.  The date of this Agreement is not more than three years subsequent to the more recent of the initial effective time of the Registration Statement.  If, immediately prior to the third anniversary of the more recent of the initial effective time of the Registration Statement, any of the Offered Securities remain unsold by the Underwriters, the Company will prior to that third anniversary file, if it has not already done so, a new shelf registration statement relating to the Offered Securities, in a form satisfactory to the Representatives, will use its best efforts to cause such registration statement to be declared effective within 180 days after that third anniversary, and will take all other action necessary or appropriate to permit the public offering and sale of the Offered Securities to continue as contemplated in the expired registration statement relating to the Offered Securities.  References herein to the Registration Statement shall include such new shelf registration statement.

(d)           General Disclosure Package.  As of the Applicable Time, neither (i) the General Use Issuer Free Writing Prospectus(es) issued at or prior to the Applicable Time and, the preliminary prospectus supplement, dated April 9, 2013, including the base prospectus, dated June 21, 2012, (which is the most recent Statutory Prospectus distributed to investors generally), and the other information, if any, stated in Schedule B to this Agreement to be included in the General Disclosure Package, all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The preceding sentence does not apply to statements in or omissions from any Statutory Prospectus or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(b) hereof.

(e)           Issuer Free Writing Prospectuses.  Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered Securities or until any earlier date that the Company notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement or contain any untrue statement of material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such

Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or as a result of which such Issuer Free Writing Prospectus, if republished immediately following such event or development, would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (i) the Company has promptly notified or will promptly notify the Representatives and (ii) the Company has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(f)            Form S-3.  The Company satisfies the pre-1992 eligibility requirements for the use of a registration statement on Form S-3 in connection with the offering and sale of the Offered Securities contemplated hereby (the pre-1992 eligibility requirements for the use of the registration statement on Form S-3 include (i) having a non-affiliate, public common equity float of at least $100 million and annual trading volume of at least three million shares and (ii) having been subject to the Exchange Act reporting requirements for a period of 36 months).

(g)           Good standing of the Company and Subsidiaries.  Each of the Company and each Subsidiary (as defined below) has been duly organized and is validly existing as a corporation in good standing (or the foreign equivalent thereof) under the laws of its jurisdiction of organization.  Each of the Company and each Subsidiary is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification and has all power and authority necessary to own or hold its properties and to conduct the business in which it is engaged, except where the failure to so qualify or have such power or authority (i) would not have, singularly or in the aggregate, a material adverse effect on the condition (financial or otherwise), results of operations, assets or business or prospects of the Company or any Subsidiary, taken as a whole, or (ii) impair in any material respect the ability of the Company to perform its obligations under this Agreement or to consummate any transactions contemplated by this Agreement, the General Disclosure Package or the Prospectus (any such effect as described in clauses (i) or (ii), a “Material Adverse Effect”).  The Company owns or controls, directly or indirectly, only the following corporations, partnerships, limited liability partnerships, limited liability companies, associations or other entities:  Synergy Advanced Pharmaceuticals, Inc., and IgX Ltd. (each a “Subsidiary” and collectively “Subsidiaries”). For the last six months prior to the date of this Agreement, IgX Ltd. has had no operations and no material assets or liabilities.

(h)           Offered Securities.  The Offered Securities and all other outstanding shares of capital stock of the Company have been duly authorized; the authorized equity capitalization of the Company is as set forth in the General Disclosure Package and the Final Prospectus; all outstanding shares of capital stock of the Company are, and, when the Offered Securities have been delivered and paid for in accordance with this Agreement on each Closing Date, such Offered Securities will have been, validly issued, fully paid and nonassessable, will conform to the information in the General Disclosure Package and to the description of such Offered Securities contained in the Final Prospectus; the stockholders of the Company have no preemptive rights with respect to the Securities; and none of the outstanding shares of capital stock of the Company have been issued in violation of any preemptive or similar rights of any security holder.  All the outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued, are fully paid and non-assessable and, except to the extent set forth in the General Disclosure Package and the Final Prospectus, are owned by the Company directly or indirectly through one or more wholly-owned subsidiaries, free and clear of any claim, lien, encumbrance, security interest, restriction upon voting or transfer or any other claim of any third party.

(i)            No Finder’s Fee.  Except as disclosed in the General Disclosure Package and the Final Prospectus, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(j)            Registration Rights.  Except as disclosed in the General Disclosure Package and the Final Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to a Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act (collectively, “registration rights”), and any person to whom the Company has granted registration rights has agreed not to exercise such rights until after the expiration of the Lock-Up Period referred to in Section 5 hereof.

(k)           Listing.  The Offered Securities have been approved for listing on The NASDAQ Global Market (“Nasdaq GM”), subject to notice of issuance. The Company is in compliance with all applicable corporate governance requirements set forth in the Nasdaq Marketplace Rules that are then in effect and is actively taking steps to ensure that it will be in compliance with other applicable corporate governance requirements set forth in the Nasdaq Marketplace Rules not currently in effect upon and all times after the effectiveness of such requirements.

(l)            Audit Opinion.  BDO USA, LLP, which has provided an audit opinion concerning the Company’s financial statements and schedules, if any, for the periods set forth in the General Disclosure Package and the Final Prospectus in such report and included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Final Prospectus, has audited the Company’s financial statements and is an independent registered public accounting firm as required by the Securities Act and the Rules and Regulations and the Public Company Accounting Oversight Board (United States).  Except as disclosed in the General Disclosure Package and the Final Prospectus and as pre-approved in accordance with the requirements set forth in Section 10A of the Exchange Act, BDO USA, LLP has not been engaged by the Company to perform any “prohibited activities” (as defined in Section 10A of the Exchange Act).

(m)          Minute Books.  The minute books of the Company and each Subsidiary have been made available to the Underwriters and counsel for the Underwriters, and such books (i) contain a complete summary of all meetings and actions of the board of directors (including each board committee) and stockholders of the Company and each Subsidiary since the time of its respective incorporation or organization through the date of the latest meeting and action, and (ii) accurately in all material respects reflect all transactions referred to in such minutes.

(n)           Absence of Further Requirements.  Except for the registration of the Offered Securities under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state or foreign securities laws, the Financial Industry Regulatory Authority (“FINRA”) and Nasdaq GM in connection with the issuance and sale of the Offering Securities by the Company, no consent, approval, authorization or order of, or filing, qualification or registration with, any court or governmental agency or body, foreign or domestic, which has not been made, obtained or taken and is not in full force and effect, is required for the execution, delivery and performance of this Agreement by the Company, the offer or sale of the Offered Securities or the consummation of the transactions contemplated hereby.

(o)           Title to Property.  Each of the Company and each Subsidiary has good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real or personal property which are material to the business of the Company and any Subsidiary in each case free and clear of all liens, encumbrances, security interests, claims and defects that do not, singularly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any Subsidiary; and all of the leases and subleases material to the business of the Company and any Subsidiary, and under which the Company or any Subsidiary holds properties described in the General Disclosure Package and the Final Prospectus, are in full force and effect, and neither the Company nor any Subsidiary has received any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any Subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such Subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

(p)           Absence of Defaults and Conflicts Resulting from Transaction.  The execution, delivery and performance of this Agreement by the Company, the issue and sale of the Offered Securities by the Company and the consummation of the transactions contemplated hereby will not (with or without notice or lapse of time or both) conflict with or result in a breach or violation of (i) any of the terms or provisions of, constitute a default under, give rise to any right of termination or other right or the cancellation or acceleration of any right or obligation or loss of a benefit under, or give rise to the creation or imposition of any lien, encumbrance, security interest, claim or charge upon any property or assets of the Company or any Subsidiary pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound or to which any of the property or assets of the Company or any Subsidiary is subject, (ii) the provisions of the charter or by-laws of the Company or any Subsidiary, or (iii) any law, statute, rule, regulation, judgment, order or decree of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any Subsidiary or any of their properties or assets (including, without limitation, those promulgated by the Food and Drug Administration of the U.S. Department of Health and Human Services (the “FDA”) or by any foreign, federal, state or local regulatory authority performing functions similar to those performed by the FDA), except in the case of clauses (i) and (iii) of this paragraph, for such breaches, violations or defaults that would not individually or in the aggregate  have a Material Adverse Effect.

(q)           Absence of Existing Defaults and Conflicts.  Neither the Company nor any of its Subsidiaries is in violation of its respective charter or by-laws or in default (or with the giving of notice or lapse of time would be in default) under any existing obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of the properties of any of them is subject, except such defaults that would not, individually or in the aggregate, have a Material Adverse Effect.

(r)            Authorization of Agreement.  The Company has the full right, power and authority to enter into this Agreement, and to perform and to discharge its obligations hereunder; and this Agreement has been duly authorized, executed and delivered by the Company, and constitutes the valid and binding obligations of the Company enforceable in accordance with their respective terms.  All corporate action required to be taken for the authorization, issuance and sale of the Offered Securities has been duly and validly taken.

(s)            Possession of Licenses and Permits.  Each of the Company and each Subsidiary possesses all licenses, certificates, authorizations and permits issued by, and have made all declarations and filings with, the appropriate local, state, federal or foreign regulatory agencies or bodies which are necessary or desirable for the ownership of its properties or the conduct of its businesses as described in the General Disclosure Package and the Final Prospectus (collectively, the “Governmental Permits”) except where any failures to possess or make the same, singularly or in the aggregate, would not have a Material Adverse Effect.  Each of the Company and each

Subsidiary is in compliance with all such Governmental Permits; all such Governmental Permits are valid and in full force and effect, except where the validity or failure to be in full force and effect would not, singularly or in the aggregate, have a Material Adverse Effect.  All such Governmental Permits are free and clear of any restriction or condition that are in addition to, or materially different from those normally applicable to similar licenses, certificates, authorizations and permits.  Neither the Company nor any Subsidiary has received notification of any revocation or modification (or proceedings related thereto) of any such Governmental Permit and the Company has no reason to believe that any such Governmental Permit will not be renewed.

(t)            Absence of Labor Dispute.  No labor disturbance by the employees of the Company or any Subsidiary exists or, to the best of the Company’s knowledge, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any Subsidiary’s principal suppliers, manufacturers, customers or contractors, that could reasonably be expected, singularly or in the aggregate, to have a Material Adverse Effect.  The Company is not aware that any key employee or significant group of employees of the Company or any Subsidiary plans to terminate employment with the Company or any Subsidiary.

(u)           Possession of Intellectual Property.  Each of the Company and each Subsidiary owns or possesses the right to use all patents and patent applications, trademarks, trademark registrations and applications, service marks, service mark registrations and applications, tradenames, copyrights, copyright registrations and applications, licenses, inventions, software, databases, know-how, Internet domain names, trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures, and other intellectual property (collectively, “Intellectual Property”) necessary to conduct their respective businesses as currently conducted, and as proposed to be conducted and described in the General Disclosure Package and the Final Prospectus, and the Company is not aware of any claim to the contrary or any challenge by any other person or entity to the rights of the Company or any Subsidiary with respect to the foregoing except for those in the General Disclosure Package and the Final Prospectus or those that could not have a Material Adverse Effect.  The Intellectual Property licenses described in the General Disclosure Package and the Final Prospectus are valid, binding upon, and enforceable by or against the parties thereto in accordance with their terms.  Each of the Company and each Subsidiary has complied in all material respects with, and is not in breach nor has received any asserted or threatened claim of breach of, any Intellectual Property license, and the Company has no knowledge of any breach or anticipated breach by any other person or entity to any Intellectual Property license.  To the Company’s knowledge, the Company’s and each Subsidiary’s respective businesses as now conducted and as proposed to be conducted does not and will not infringe, misappropriate or otherwise violate or conflict with any valid patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses or other Intellectual Property or franchise right of any person or entity.  No claim has been made against the Company or any Subsidiary alleging the infringement, misappropriation or other violation by the Company or any Subsidiary of any patent, trademark, service mark, trade name, copyright, trade secret, license or other Intellectual Property or franchise right of any person or entity.  Each of the Company and each Subsidiary has taken all reasonable steps to protect, maintain and safeguard its rights in all Intellectual Property, including the execution of appropriate nondisclosure and confidentiality agreements.  To the Company’s knowledge, all Intellectual Property owned by the Company and/or each Subsidiary is valid and enforceable.  The consummation of the transactions contemplated by this Agreement will not result in the loss or impairment of or payment of any additional amounts with respect to, nor require the consent of any other person or entity in respect of, the Company or any Subsidiary’s right to own, use, or hold for use any of the Intellectual Property as owned, used or held for use in the conduct of their respective businesses as currently conducted.  With respect to the use of the software in the Company or any Subsidiary’s business as it is currently conducted, neither the Company nor any Subsidiary has experienced any material defects in such software including any material error or omission in the processing of any transactions other than defects which have been corrected.  The Company and each Subsidiary have at all times complied with all applicable laws relating to privacy, data protection, and the collection and use of personal information collected, used, or held for use by the Company and any Subsidiary in the conduct of the Company and each Subsidiary’s business.  No claims have been asserted or threatened against the Company or any Subsidiary alleging a violation of any person’s privacy or personal information or data rights and the consummation of the transactions contemplated hereby will not breach or otherwise cause any violation of any law related to privacy, data protection, or the collection and use of personal information collected, used, or held for use by the Company or any Subsidiary in the conduct of the Company’s or any Subsidiary’s business.  Each of the Company and each Subsidiary takes reasonable measures to ensure that such information is protected against unauthorized access, use, modification, or other misuse, except for those that would not have a Material Adverse Effect.

(v)           Environmental Laws.  Each of the Company and each Subsidiary is in compliance with all foreign, federal, state and local rules, laws, regulations and permits relating to the use, treatment, storage, disposal or release of hazardous or toxic substances or wastes or protection of health and safety or the environment (“Environmental Laws”) which are applicable to the Company or its Subsidiaries or their respective businesses or properties, except where the failure to comply would not, singularly or in the aggregate, have a Material Adverse Effect.  There has been no storage, generation, transportation, handling, treatment, disposal, discharge, emission, or release of any kind of toxic or other wastes or other hazardous substances by, due to, or caused by the Company or any Subsidiary (or, to the Company’s knowledge, any other entity for whose acts or omissions the Company or any Subsidiary is or may otherwise be liable) upon any of the property now or previously owned or leased by the Company or any Subsidiary, or upon any other property, in violation of any law, statute, ordinance, rule, regulation, order, judgment, decree or permit or which would, under any law, statute, ordinance, rule (including rule of common law), regulation, order, judgment, decree or permit, give rise to any liability, except for any violation or liability which would not have, singularly or in the aggregate with all such violations and liabilities, a Material Adverse Effect; and there has been no disposal, discharge, emission or release of any kind onto such property or into the environment surrounding such property of any toxic or other wastes or other hazardous substances with respect to which the Company has knowledge, except for any such disposal, discharge, emission, or release of any kind which would not have, singularly or in the aggregate with all such disposals, discharges, emissions and releases, a Material Adverse Effect. There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, any related constraints on operating activities and any potential liabilities or fines to third parties, including governmental authorities) which would, singularly or in the aggregate, have a Material Adverse Effect.

(w)          Accurate Disclosure.  The statements in the General Disclosure Package and the Final Prospectus under the headings “Material U.S. Federal Income Tax Consequences for Non-U.S. Holders” and “Description of Capital Stock”, insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings and present the information required to be shown.

(x)           No Integration.  Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause the Offered Securities to be integrated with prior offerings by the Company for purposes of the Securities Act which would require the registration of any such securities under the Securities Act.

(y)           Forward-Looking Statements.  No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in either the General Disclosure Package or the Final Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(z)           FINRA.  Neither the Company nor any Subsidiary nor any of their affiliates (within the meaning of FINRA’s Conduct Rule 5121(f)(1)) directly or indirectly controls, is controlled by, or is under common control with, or is an associated person (within the meaning of Article I, Section 1(ee) of the By-laws of FINRA) of, any member firm of FINRA.

(aa)         Absence of Manipulation.  The Company has not taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities.

(bb)         Statistical and Market-Related Data.  Any third-party statistical and market-related data included or incorporated by reference in a Registration Statement, a Statutory Prospectus or the General Disclosure Package are based on or derived from sources that the Company believes to be reliable and accurate.

(cc)         Internal Controls and Compliance with the Sarbanes-Oxley Act.  Each of the Company and each Subsidiary maintains a system of internal accounting and other controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles in the United States (“GAAP”) and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  Except as described in the General Disclosure Package and the Final Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (A) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (B) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company is in compliance with all applicable provisions of Sarbanes-Oxley and all applicable rules and regulations promulgated thereunder or implementing the provisions thereof that are presently in effect and is actively taking steps to ensure that it will be in compliance with other applicable provisions of Sarbanes-Oxley not currently in effect upon it and at all times after the effectiveness of such provisions.

(dd)         Litigation.  Except as set forth in the General Disclosure Package and the Final Prospectus, there is no legal or governmental action, suit, claim or proceeding pending to which the Company or any Subsidiary is a party or of which any property or assets of the Company or any Subsidiary is the subject which is required to be described in the Registration Statement, the General Disclosure Package or the Final Prospectus or a document incorporated by reference therein and is not described therein, or which, singularly or in the aggregate, if determined adversely to the Company or any Subsidiary, could have a Material Adverse Effect or prevent the consummation of the transactions contemplated hereby; and to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

(ee)         Financial Statements.  The financial statements, together with the related notes and schedules, included or incorporated by reference in the General Disclosure Package, the Final Prospectus and in each Registration Statement fairly present the financial position and the results of operations and changes in financial position of the Company and its Subsidiary at the respective dates or for the respective periods therein specified.  Such statements and related notes and schedules have been prepared in accordance with GAAP applied on a consistent basis throughout the periods involved except as may be set forth in the related notes included or incorporated by reference in the General Disclosure Package.  The financial statements, together with the related notes and schedules, included or incorporated by reference in the General Disclosure Package and the Final Prospectus comply in all material respects with the Securities Act, the Exchange Act, and the Rules and Regulations and the rules and regulations under the Exchange Act.  No other financial statements or supporting schedules or exhibits are required by the Securities Act or the Rules and Regulations to be described, or included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus.  There is no pro forma or as adjusted financial information which is required to be included or incorporated by reference in the Registration Statement, the General Disclosure Package, or and the Final Prospectus in accordance with the Securities Act and the Rules and Regulations which has not been included or incorporated as so required.  The pro forma and pro forma as adjusted financial information and the related notes, if any, included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Final Prospectus have been properly compiled and prepared in accordance with the applicable requirements of the Securities Act and the Rules and Regulations and present fairly the information shown therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

(ff)          No Material Adverse Change in Business.  Neither the Company nor any Subsidiary has sustained, since the date of the latest audited financial statements included or incorporated by reference in the General Disclosure Package, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the General Disclosure Package; and, since such date, there has not been any material change in the capital stock or long-term debt of the Company or any Subsidiary, or any material adverse changes, or any development involving a prospective material adverse change, in or affecting the business, assets, general affairs, management, financial position, prospects, stockholders’ equity or results of operations of the Company or any Subsidiary otherwise than as set forth or contemplated in the General Disclosure Package and the Final Prospectus.

(gg)         Investment Company Act.  Neither the Company nor any Subsidiary is or, after giving effect to the offering of the Offering Securities and the application of the proceeds thereof as described in the General Disclosure Package and the Final Prospectus, will become an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

(hh)         Ratings.  No “nationally recognized statistical rating organization” as such term is defined is defined in Section 3(a)(62) of the Exchange Act (i) has imposed (or has informed the Company that it is considering imposing) any condition (financial or otherwise) on the Company’s retaining any rating assigned to the Company or any securities of the Company or (ii) has indicated to the Company that it is considering any of the actions described in Section 7(c)(ii) hereof.

(ii)           Taxes.  Each of the Company and each Subsidiary (i) has timely filed all necessary federal, state, local and foreign tax returns, and all such returns were true, complete and correct, (ii) has paid all federal, state, local and foreign taxes, assessments, governmental or other charges due and payable for which it is liable, including, without limitation, all sales and use taxes and all taxes which the Company or any Subsidiary is obligated to withhold from amounts owing to employees, creditors and third parties, and (iii) does not have any tax deficiency or claims outstanding or assessed or, to the best of its knowledge, proposed against any of them, except those, in each of the cases described in clauses (i), (ii) and (iii) of this paragraph, that would not, singularly or in the aggregate, have a Material Adverse Effect.  Each of the Company and each Subsidiary has not engaged in any transaction which is a corporate tax shelter or which could be characterized as such by the Internal Revenue Service or any other taxing authority.  The accruals and reserves on the books and records of the Company and each Subsidiary in respect of tax liabilities for any taxable period not yet finally determined are adequate to meet any assessments and related liabilities for any such period, and since inception each of the Company and each Subsidiary has not incurred any liability for taxes other than in the ordinary course.

(jj)           PFIC Status.  The Company was not a “passive foreign investment company” (“PFIC”) as defined in Section 1297 of the United States Internal Revenue Code of 1986, as amended (the “Code”), for its most recently completed taxable year and, based on the Company’s current projected income, assets and activities, the Company does not expect to be classified as a PFIC for any subsequent taxable year.

(kk)         ERISA.  No “prohibited transaction” (as defined in Section 406 of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”), or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time (the “Code”)) or “accumulated funding deficiency” (as defined in Section 302 of ERISA) or any of the events set forth in Section 4043(b) of ERISA (other than events with respect to which the thirty (30)-day notice requirement under Section 4043 of ERISA has been waived) has occurred or could reasonably be expected to occur with respect to any employee benefit plan of the Company or any Subsidiary which could, singularly or in the aggregate, have a Material Adverse Effect.  Each employee benefit plan of the Company or any Subsidiary is in compliance in all material respects with applicable law, including ERISA and the Code. Each of the Company and each Subsidiary has not incurred and could not reasonably be expected to incur liability under Title IV of ERISA with respect to the termination of, or withdrawal from, any pension plan (as defined in ERISA).  Each pension plan for which the Company and each Subsidiary would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified, and nothing has occurred, whether by action or by failure to act, which could, singularly or in the aggregate, cause the loss of such qualification.

(ll)           FCPA.  Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder; and the Company and, to the knowledge of the Company, its affiliates have instituted and maintain policies and procedures reasonably designed to ensure continued compliance therewith.

(mm)      Office of Foreign Assets Control.  Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering of the Offered Securities contemplated hereby, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(nn)         No Unlawful Payments.  Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its Subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; or (iii) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(oo)                          Margin Securities.  Neither the Company nor any Subsidiary owns any “margin securities” as that term is defined in Regulation U of the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”), and none of the proceeds of the sale of the Offered Securities will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Securities to be considered a “purpose credit” within the meanings of Regulation T, U or X of the Federal Reserve Board.

(pp)                          Anti-Money Laundering.  The operations of the Company are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator or non-governmental authority involving the Company with respect to the Money Laundering Laws is pending or, to the Company’s knowledge, threatened.

(qq)                          Clinical Studies.  All preclinical and clinical studies conducted by or on behalf of the Company that are material to the Company and the Subsidiaries, taken as a whole, are or have been adequately described in the Registration Statement, the General Disclosure Package and the Final Prospectus in all material respects.  To the Company’s knowledge, after reasonable inquiry, the clinical and preclinical studies conducted by or on behalf of the Company and its Subsidiaries that are described in the Registration Statement, the General Disclosure Package and the Final Prospectus or the results of which are referred to in the Registration Statement, the General Disclosure Package and the Final Prospectus were and, if still ongoing, are being conducted in material compliance with all laws and regulations applicable thereto in the jurisdictions in which they are being conducted and with all laws and regulations applicable to preclinical and clinical studies from which data will be submitted to support marketing approval.  The descriptions in the Registration Statement, the General Disclosure Package and the Final Prospectus of the results of such studies are accurate and complete in all material respects and fairly present the data derived from such studies, and the Company has no knowledge of any large well-controlled clinical study the aggregate results of which are inconsistent with or otherwise call into question the results of any clinical study conducted by or on behalf of the Company that are described in the Registration Statement, the General Disclosure Package and the Final Prospectus or the results of which are referred to in the Registration Statement, the General Disclosure Package and the Final Prospectus.  Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, the Company has not received any written notices or statements from the FDA, the European Medicines Agency (“EMA”) or any other governmental agency or authority imposing, requiring, requesting or suggesting a clinical hold, termination, suspension or material modification for or of any clinical or preclinical studies that are described in the Registration Statement, the General Disclosure Package and the Final Prospectus or the results of which are referred to in the Registration Statement, the General Disclosure Package and the Final Prospectus.  Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, the Company has not received any written notices or statements from the FDA, the EMA or any other governmental agency, and otherwise has no knowledge or reason to believe, that (i) any investigational new drug application for potential product of the Company is or has been rejected or determined to be non-approvable or conditionally approvable; and (ii) any license, approval, permit or authorization to conduct any clinical trial of any potential product of the Company has been, will be or may be suspended, revoked, modified or limited.

(rr)                                Insurance.  Each of the Company and each Subsidiary carries, or is covered by, insurance provided by recognized, financially sound and reputable institutions with policies in such amounts and covering such risks as is adequate for the conduct of its business and the value of its properties and as is customary for companies engaged in similar businesses in similar industries.  The Company has no reason to believe that it or any Subsidiary will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Effect.

(ss)                              Outstanding Loans.  There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees or indebtedness by the Company or any Subsidiary to or for the benefit of any of the officers or directors of the Company, any Subsidiary or any of their respective family members, except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus.  All transactions by the Company with office holders or control persons of the Company have been duly approved by the board of directors of the Company, or duly appointed committees or officers thereof.

(tt)                                XBRL Language.  The interactive data in eXtensible Business Reporting Language included as an exhibit to any document incorporated by reference into the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

3.                                      Purchase, Sale and Delivery of Offered Securities.  On the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein, the Company agrees to sell to the several Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price of $5.17 per share, the respective number of shares of Firm Securities set forth opposite the names of the Underwriters in Schedule A hereto.

The Company will deliver the Firm Securities to or as instructed by the Representatives for the accounts of the several Underwriters in a form reasonably acceptable to the Representatives against payment of the purchase price by the Underwriters in Federal (same day) funds by wire transfer to an account at a bank acceptable to the Representatives drawn to the order of the Company at the office of Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, NY 10017, at  10:00 A.M., New York time, on April 16, 2013, or at such other time not later than seven full business days thereafter as the Representatives and the Company determine, such time being herein referred to as the “First Closing Date”. For purposes of Rule 15c6-1 under the Securities Exchange Act of 1934, the First Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Offered Securities sold pursuant to the offering. The Firm Securities so to be delivered  or evidence of their issuance will be made available for checking at the office of Davis Polk & Wardwell LLP at least 24 hours prior to the First Closing Date.

In addition, upon written notice from the Representatives given to the Company from time to time not more than 30 days subsequent to the date of the Final Prospectus, the Underwriters may purchase all or less than all of the Optional Securities at the purchase price per Security to be paid for the Firm Securities, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Securities but not payable on the Optional Securities. The Company agrees to sell to the Underwriters the number of shares of Optional Securities specified in such notice and the Underwriters agree, severally and not jointly, to purchase such Optional Securities. Such Optional Securities shall be purchased for the account of each Underwriter in the same proportion as the number of shares of Firm Securities set forth opposite such Underwriter’s name bears to the total number of shares of Firm Securities (subject to adjustment by the Representatives to eliminate fractions) and may be purchased by the Underwriters only for the purpose of covering over-allotments made in connection with the sale of the Firm Securities.  No Optional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by the Representatives to the Company.

Each time for the delivery of and payment for the Optional Securities, being herein referred to as an “Optional Closing Date”, which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a “Closing Date”), shall be determined by the Representatives but shall be not later than five full business days after written notice of election to purchase Optional Securities is given. The Company will deliver the Optional Securities being purchased on each Optional Closing Date to or as instructed by the Representatives for the accounts of the several Underwriters in a form reasonably acceptable to the Representatives against payment of the purchase price therefor in Federal (same day) funds by wire transfer to an account at a bank acceptable to the Representatives drawn to the order of the Company, at the office of Davis Polk & Wardwell LLP.  The Optional Securities being purchased on each Optional Closing Date or evidence of their issuance will be made available for checking at the office of Davis Polk & Wardwell LLP. at a reasonable time in advance of such Optional Closing Date.

4.                                      Offering by Underwriters.  It is understood that the several Underwriters propose to offer the Offered Securities for sale to the public as set forth in the Final Prospectus.

5.                                      Certain Agreements of the Company.  The Company agrees with the several Underwriters that:

(a)                                 Filing of Prospectuses.  The Company has filed or will file each Statutory Prospectus (including the Final Prospectus) pursuant to and in accordance with Rule 424(b)(2) (or, if applicable and consented to by the Representatives, subparagraph (5)) not later than the second business day following the earlier of the date it is first used or the execution and delivery of this Agreement.  The Company has complied and will comply with Rule 433.

(b)                                 Filing of Amendments; Response to Commission Requests.  The Company will promptly advise the Representatives of any proposal to amend or supplement the Registration Statement or any Statutory Prospectus at any time, will offer the Representatives a reasonable opportunity to comment on any such amendment or supplement and will not file any such proposed amendment or supplement to which you reasonably object; and the Company will also advise the Representatives promptly of (i) the filing of any such amendment or supplement, (ii) any request by the Commission or its staff for any amendment to the Registration Statement, for any supplement to any Statutory Prospectus or for any additional information, (iii) the institution by the Commission of any stop order proceedings in respect of the Registration Statement or the threatening of any proceeding for that purpose, and (iv) the receipt by the Company of any notification with respect to the suspension of the qualification of the Offered Securities in any jurisdiction or the institution or threatening of any proceedings for such purpose.  The Company will use its reasonable best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

(c)                                  Continued Compliance with Securities Laws.  If, at any time when a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act by any Underwriter or dealer, any event occurs as a result of which the Final Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement or supplement the Final Prospectus to comply with the Act, the Company will promptly notify the Representatives of such event so that any use of the General Disclosure Package may cease until it is amended or supplemented and will promptly prepare and file with the Commission and furnish, at its own expense, to the Underwriters and the dealers and any other dealers in such quantities as the Representatives may reasonably request, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance.  Neither the Representatives’ consent to, nor the Underwriters’

delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7 hereof.

(d)                                 Rule 158.  As soon as practicable, but not later than 16 months, after the date of this Agreement, the Company will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the date of this Agreement and satisfying the provisions of Section 11(a) of the Act and Rule 158.

(e)                                  Furnishing of Prospectuses.  The Company will furnish to the Representatives copies of the Registration Statement, including all exhibits, any Statutory Prospectus, the Final Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Representatives reasonably request.  The Company will pay the expenses of printing and distributing to the Underwriters all such documents.

(f)                                   Blue Sky Qualifications.  The Company will arrange for the qualification of the Offered Securities for sale under the laws of such jurisdictions as the Representatives designate and will continue such qualifications in effect so long as required for the distribution.

(g)                                  Reporting Requirements.  During the period of 3 years hereafter, the Company will furnish to the Representatives and, upon request, to each of the other Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Company will furnish to the Representatives (i) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to stockholders, and (ii) from time to time, such other information concerning the Company as the Representatives may reasonably request.  However, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports with the Commission on its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”), it is not required to furnish such reports or statements to the Underwriters.

(h)                                 Payment of Expenses.  The Company will pay all expenses incident to the performance of its obligations under this Agreement, including but not limited to any filing fees and other expenses  incurred in connection with qualification of the Offered Securities for sale under the laws of such jurisdictions as the Representatives designate and the preparation and printing of memoranda relating thereto, costs and expenses related to the review by the FINRA of the Offered Securities (consisting of  filing fees) Company costs and expenses relating to investor presentations or any “road show” in connection with the offering and sale of the Offered Securities including, without limitation, any travel expenses of the Company’s officers and employees and any other expenses of the Company including the chartering of airplanes, fees and expenses incident to listing the Offered Securities on The NASDAQ GM and other national and foreign exchanges, fees and expenses in connection with the registration of the Offered Securities under the Exchange Act, and expenses incurred in distributing preliminary prospectuses and the Final Prospectus (including any amendments and supplements thereto) to the Underwriters and for expenses incurred for preparing, printing and distributing any Issuer Free Writing Prospectuses to investors or prospective investors.

(i)                                     Use of Proceeds.  The Company will use the net proceeds received in connection with this offering in the manner described in the “Use of Proceeds” section of the General Disclosure Package and, except as disclosed in the General Disclosure Package and the Final Prospectus, the Company does not intend to use any of the proceeds from the sale of the Offered Securities hereunder to repay any outstanding debt owed to any affiliate of any Underwriter.

(j)                                    Absence of Manipulation.  Neither the Company, nor any Subsidiary nor, to the Company’s knowledge, any of the Company’s or any Subsidiary’s officers, directors or affiliates has taken or will take, directly or indirectly, any action designed or intended to stabilize or manipulate the price of any security of the Company, or which caused or resulted in, or which might in the future reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company.

(k)                                 Restriction on Sale of Securities.  For the period specified below (the “Lock-Up Period”), the Company will not, directly or indirectly, take any of the following actions with respect to its Securities or any securities convertible into or exchangeable or exercisable for any of its Securities (“Lock-Up Securities”):  (i) offer, sell, issue, contract to sell, pledge or otherwise dispose of Lock-Up Securities, (ii) offer, sell, issue, contract to sell, contract to purchase or grant any option, right or warrant to purchase Lock-Up Securities, (iii) enter into any swap, hedge or any other agreement that transfers, in whole or in part, the economic consequences of ownership of Lock-Up Securities, (iv) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in Lock-Up Securities within the meaning of Section 16 of the Exchange Act or (v) file with the Commission a registration statement under the Act relating to Lock-Up Securities, or publicly disclose the intention to take any such action, without the prior written consent of the Representatives. The restrictions set forth in this Section (k) shall not apply to (A) the sale of Offered Securities to the Underwriters; (B) the issuance of restricted Securities or options to acquire Securities pursuant to the Company’s employee benefit plans, qualified stock option plans or other employee compensation plans as such plans are in existence on the date hereof and described in the Pricing Disclosure Package and Final Prospectus, (C) the issuance of Securities pursuant to valid exercises of options, warrants or rights outstanding on the date hereof, (D) the issuance by the Company of any Securities or securities convertible into or exchangeable for Securities as consideration for mergers, acquisitions, other business combinations or strategic alliances occurring after the dates of this Agreement; provided that each recipient of Securities pursuant to this clause (D) agrees that all such shares remain subject to restrictions substantially similar to those contained in this paragraph (k); or (E) the purchase or sale of the Company’s securities pursuant to a plan, contract or instruction that satisfies the requirements of Rule 10b5-1(c)(1)(i)(B) that was in effect prior to the date hereof. The initial Lock-Up Period will commence on the date hereof and continue for 90 days after the date hereof or such earlier date that the Representatives consent to in writing; provided, however, that if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or material news or a material event relating to the Company occurs or (2) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the occurrence of the materials news or material event, as applicable, unless the Representatives waive, in writing, such extension.  The Company will provide the Representatives with notice of any announcement described in clause (2) of the preceding sentence that gives rise to an extension of the Lock-Up Period.

6.                                      Free Writing Prospectuses.  The Company represents and agrees that, unless it obtains the prior consent of the Representatives, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Offered Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission.  Any such free writing prospectus consented to by the Company and the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.”  The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping.

7.                                      Conditions of the Obligations of the Underwriters.  The obligations of the several Underwriters to purchase and pay for the Firm Securities on the First Closing Date and the Optional Securities to be purchased on each Optional Closing Date will be subject to the accuracy of the representations and warranties of the Company herein (as though made on such Closing Date), to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

(a)                                 Accountants’ Comfort Letter.  The Representatives shall have received letters, dated, respectively, the date hereof and each Closing Date, of BDO USA, LLP confirming that they are a registered public accounting firm and independent public accountants within the meaning of the Securities Laws and substantially in the form of Schedule C hereto (except that, in any letter dated a Closing Date, the specified date referred to in Schedule C hereto shall be a date no more than three days prior to such Closing Date).

(b)                                 Filing of Prospectus.  The Final Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) hereof. No stop order suspending the effectiveness of the Registration Statement or of any part thereof shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or any Underwriter, shall be contemplated by the Commission.

(c)                                  No Material Adverse Change.  Subsequent to the execution and delivery of this Agreement, there shall not have occurred any of the following:  (i) trading in securities generally on the New York Stock Exchange, Nasdaq GM or the NYSE Amex or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or materially limited, or minimum or maximum prices or maximum range for prices shall have been established on any such exchange or such market by the Commission, by such exchange or market or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by federal or state authorities or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, (iii) the United States shall have become engaged in hostilities, or the subject of an act of terrorism, or there shall have been an outbreak of or escalation in hostilities involving the United States, or there shall have been a declaration of a national emergency or war by the United States or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the sale or delivery of the Securities on the terms and in the manner contemplated in the General Disclosure Package and the Final Prospectus. Since the date of the latest audited financial statements included in the General Disclosure Package and the Final Prospectus or incorporated by reference in the General Disclosure Package and Final Prospectus as of the date hereof, (i) neither the Company nor any Subsidiary shall have sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth in the General Disclosure Package and the Final Prospectus, and (ii) there shall not have been any change in the capital stock or long-term debt of the Company nor any Subsidiary, or any change, or any development involving a prospective change, in or affecting the business, general affairs, management, financial position, stockholders’ equity or results of operations of the Company and any Subsidiary, otherwise than as set forth in the General Disclosure Package and Final Prospectus, the effect of which, in any such case described in clause (i) or (ii) of this sentence, is, in the judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the sale or delivery of the Stock on the terms and in the manner contemplated in the General Disclosure Package and the Final Prospectus. No action shall have been taken and no law, statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency or body which would prevent the issuance or sale of the Offered Securities or materially and adversely affect or potentially materially and adversely affect the business or operations of the Company or any Subsidiary; and no injunction, restraining order or order of any other nature by any federal or state court of competent jurisdiction shall have been issued which would prevent the issuance or sale of the Offered Securities or materially and adversely affect or potentially materially and adversely affect the business or operations of the Company or any Subsidiary.

(d)                                 Opinion of Counsel for Company.  The Representatives shall have received an opinion and 10b-5 negative assurance letter, each dated such Closing Date, of Sichenzia Ross Friedman Ference LLP, counsel for the Company and its subsidiaries, in the form set forth on Schedule D.

(e)                                  Opinion of IP Counsel for Company.  The Representatives shall have received an 10b-5 negative assurances letter, dated such Closing Date, of Mintz Levin Ferris Glovsky & Popeo PC, counsel for the Company and its subsidiaries, in the form set forth on Schedule E with respect to statements in the General Disclosure Package and the Final Prospectus regarding the Intellectual Property of the Company.

(f)                                   Opinion of Regulatory Counsel for Company.  The Representatives shall have received an 10b-5 negative assurances letter, dated such Closing Date, of Patton Boggs LLP, counsel for the Company and its subsidiaries, in the form set forth on Schedule F with respect to statements in the General Disclosure Package and the Final Prospectus regarding the regulatory matters.

(g)                                  Opinion of Counsel for Underwriters.  The Representatives shall have received from Davis Polk & Wardwell LLP, counsel for the Underwriters, such opinion or opinions, dated such Closing Date, with respect to such matters as the Representatives may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(h)                                 Officer’s Certificate.  The Company shall have furnished to the Representatives a certificate, dated such Closing Date, of its Chairman of the Board, its President or a Vice President and its Vice President, Finance stating that (i) such officers have carefully examined the Registration Statement, the General Disclosure Package, any Permitted Free Writing Prospectus and the Final Prospectus and, in their opinion, the Registration Statement and each amendment thereto, as of the Applicable Time and as of the date of this Agreement and as of such Closing Date did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the General Disclosure Package, as of the Applicable Time and as of such Closing Date, any Permitted Free Writing Prospectus as of its date and as of such Closing Date, the Final Prospectus, as of the respective date thereof and as of such Closing Date, did not include any untrue statement of a material fact and did not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances in which they were made, not misleading, (ii) since the effective date of the Registration Statement, no event has occurred which should have been set forth in a supplement or amendment to the Registration Statement, the General Disclosure Package or the Final Prospectus, (iii) to the best of their knowledge after reasonable investigation, as of such Closing Date, the representations and warranties of the Company in this Agreement are true and correct and the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date, and (iv) there has not been, subsequent to the date of the most recent audited financial statements included or incorporated by reference in the General Disclosure Package and the Final Prospectus, any material adverse change in the financial position or results of operations of the Company or any Subsidiary, or any change or development that, singularly or in the aggregate, would involve a material adverse change or a prospective material adverse change, in or affecting the condition

(financial or otherwise), results of operations, business, assets or prospects of the Company or any Subsidiary, except as set forth in General Disclosure Package and the Final Prospectus.

(i)                                     Listing.  Nasdaq GM shall have approved the Offering Securities for listing, subject only to official notice of issuance.

(j)                                    No Objection.  FINRA has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements relating to the offering of the Offered Securities.

(k)                                 Lock-up Agreements.  On or prior to the date hereof, the Representatives shall have received lockup letters in the form attached hereto as Exhibit A from the Company’s directors and executive officers.

The Company will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives reasonably request.  The Representatives may in their sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of an Optional Closing Date or otherwise.

8.                                      Indemnification and Contribution.

(a)                                 Indemnification of Underwriters.  The Company will indemnify and hold harmless each Underwriter, its partners, members, directors, officers, employees, agents, affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an “Indemnified Party”), against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Act, the Exchange Act, other federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of the Registration Statement at any time, any Statutory Prospectus as of any time, the Final Prospectus or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (b) below.

(b)                                 Indemnification of Company.  Each Underwriter will severally and not jointly indemnify and hold harmless the Company, each of its directors and each of its officers who signs a Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an “Underwriter Indemnified Party”), against any losses, claims, damages or liabilities to which such Underwriter Indemnified Party may become subject, under the Act, the Exchange Act, other federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of the Registration Statement at any time, any Statutory Prospectus as of any time, the Final Prospectus, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or the alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by such Underwriter Indemnified Party in connection with investigating or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Underwriter Indemnified Party is a party thereto), whether threatened or commenced, based upon any such untrue statement or omission, or any such alleged untrue statement or omission as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of (i) the following information in the Final Prospectus furnished on behalf of each Underwriter:  the concession and reallowance figures appearing in then fourth paragraph under the caption “Underwriting” and the information contained in the  ninth and tenth paragraphs under the caption “Underwriting”.

(c)                                  Actions against Parties; Notification.  Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above.  In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof except as set forth below.  Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

(d)                                 Contribution.  If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total commissions and discounts at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.  The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 8(d).

9.                                      Default of Underwriters.  If any Underwriter or Underwriters default in their obligations to purchase Offered Securities hereunder on either the First or any Optional Closing Date and the aggregate number of shares of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date, the Representatives may make arrangements satisfactory to the Company for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of shares of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to the Representatives and the Company for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 10 (provided that if such default occurs with respect to Optional Securities after the First Closing Date, this Agreement will not terminate as to the Firm Securities or any Optional Securities purchased prior to such termination). As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

10.                               Survival of Certain Representations and Obligations.  The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 9 hereof, the Company will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities, and the respective obligations of the Company and the Underwriters pursuant to Section 8 hereof shall remain in effect.  In addition, if any Offered Securities have been purchased hereunder, the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect.

11.                               Notices.  All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to the Representatives at Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, N.Y. 10010-3629, Attention: LCD-IBD, Citigroup Global Markets Inc., 388 Greenwich Street, New York, NY 10013, (fax:(212) 816-7912), Attention: General Counsel and Canaccord Genuity Inc., 99 High Street, 12th Floor, Boston, MA 02110 Attention: Andrew F. Viles, or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at 420 Lexington Avenue, Suite 1609, New York, New York 10170, Attention: Gary S. Jacob, CEO, Fax: (212) 297-0019, with a copy to Jeffrey Fessler, Esq. c/o Sichenzia Ross Friedman Ference LLP, 61 Broadway, New York, NY 10006, Fax: (212) 202-7735; provided, however, that any notice to an Underwriter pursuant to Section 8 will be mailed, delivered or telegraphed and confirmed to such Underwriter.

12.                               Successors.  This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8, and no other person will have any right or obligation hereunder.

13.                               Representation of Underwriters.  The Representatives will act for the several Underwriters in connection with this financing, and any action under this Agreement taken by the Representatives will be binding upon all the Underwriters.

14.                               Waiver of Jury Trial.  The Company hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby

15.                               Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

16.                               Absence of Fiduciary Relationship.  The Company acknowledges and agrees that:

(a)                                 No Other Relationship.  The Representatives have been retained solely to act as underwriters in connection with the sale of Offered Securities and that no fiduciary, advisory or agency relationship between the Company and the Representatives have been created in respect of any of the transactions contemplated by this Agreement or the Final Prospectus, irrespective of whether the Representatives have advised or are advising the Company on other matters;

(b)           Arms’ Length Negotiations.  The price of the Offered Securities set forth in this Agreement was established by the Company following discussions and arms-length negotiations with the Representatives and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;

(c)           Absence of Obligation to Disclose.  The Company has been advised that the Representatives and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Representatives have no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and

(d)           Waiver.  The Company waives, to the fullest extent permitted by law, any claims it may have against the Representatives for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Representatives shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.

17.          Headings.  The section headings in this Agreement are for the convenience of the parties only and will not affect the construction or interpretation of this Agreement.

18.          Applicable Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

The Company hereby submits to the non-exclusive jurisdiction of the federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.  The Company irrevocably and unconditionally waives any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in federal and state courts in the Borough of Manhattan in The City of New York and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum.

If the foregoing is in accordance with the Representatives’ understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement between the Company and the several Underwriters in accordance with its terms.

Very truly yours,

SYNERGY PHARMACEUTICALS INC.

	By:	/s/ Gary S. Jacob
Name: Gary S. Jacob
Title: CEO

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

CREDIT SUISSE SECURITIES (USA) LLC

By:	/s/ Jill Ford
Name: Jill Ford
Title: Managing Director

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Brian Gleason
Name: Brian Gleason
Title: Director

CANACCORD GENUITY INC.

By:	/s/ Eugene Rozelman
Name: Eugene Rozelman
Title: Managing Director

Acting on behalf of themselves and as the Representatives of the several Underwriters.

SCHEDULE A

Underwriter	Number of Firm Securities
Credit Suisse Securities (USA) LLC	5,567,500
Citigroup Global Markets Inc.	6,058,750
Canaccord Genuity Inc.	3,111,250
Cantor Fitzgerald & Co.	1,637,500
Total	16,375,000

Schedule A-1

SCHEDULE B

1.             General Use Free Writing Prospectuses (included in the General Disclosure Package)

None.

2.             Other Information Included in the General Disclosure Package

The following information is also included in the General Disclosure Package:

1.  The initial price to the public of the Offered Securities.

2.  The amount of the Firm Securities and Option Securities.

Schedule B-1

SCHEDULE C

Form of Comfort Letter

Schedule C-1

SCHEDULE D

Form of Opinion of Sichenzia Ross Friedman Ference LLP

Schedule D-1

SCHEDULE E

Form of 10b-5 Negative Assurance Letter of Mintz Levin Ferris Glovsky & Popeo PC

Schedule E-1

SCHEDULE F

Form of 10b-5 Negative Assurance Letter of Patton Boggs LLP

E-2

EXHIBIT A

Form of Lock-Up

Exhibit A-1